SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 25, 2005
(Date of earliest event reported)

FIRST HORIZON ASSET SECURITIES INC., (as depositor under the Pooling and Servicing Agreement, dated as of January 1, 2005, providing for the issuance of the First Horizon Mortgage Pass-Through Trust 2005-1,
Mortgage Pass-Through Certificates, Series 2005-1).

FIRST HORIZON ASSET SECURITIES INC.
(Exact name of Registrant as specified in its charter)

Delaware	333-119657	75-2808384
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

4000 Horizon Way	75063
Irving, Texas (Address of Principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (214) 441-4000

Check the appropriate box if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5. Other Events.

Reference is hereby made to the Registrant’s Registration Statement on Form S-3 (File No. 333-119657) filed with the Securities and Exchange Commission (the “Commission”) on October 20, 2004 (the “Registration Statement”), pursuant to which the Registrant registered $10,000,000,000 aggregate principal amount of its mortgage pass-through certificates, issuable in various series, for sale in accordance with the provisions of the Securities Act of 1933, as amended. Reference is also hereby made to the Prospectus and the related Prospectus Supplement (collectively, the “Prospectus”), which was filed with the Commission pursuant to Rule 424(b)(5) on January 25, 2005, with respect to the Registrant’s Mortgage Pass-Through Certificates, Series 2005-1 (the “Offered Securities”).

The Registrant is filing this Current Report on Form 8-K/A to amend and restate that certain Current Report on Form 8-K/A dated as of January 25, 2005 (the “Amended Current Report”) which was filed with the Commission on February 9, 2005 in order to amend and restate the Form 8-K/A and the supplemental tax opinion of Andrews Kurth LLP originally filed as Exhibit 8.2 to the Registration Statement and the related consent filed as Exhibit 24.2 under the Amended Current Report. This current report on Form 8-K/A supersedes the Amended Current Report.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits

	Exhibit No.	Description

	8.2	Supplemental Tax Opinion of Andrews Kurth LLP

	24.2	Consent of Andrews Kurth LLP (contained in the opinion filed as Exhibit 8.2)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST HORIZON ASSET SECURITIES INC.

March 9, 2005	By: /s/ Alfred Chang
Alfred Chang
Vice President